Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES RESIGNATION

Minneapolis, MN (June 28, 2019)  Winmark Corporation (Nasdaq: WINA) announced the submission by Steven C. Zola of his resignation from the position of President of Winmark Capital, as well as his resignation as Vice Chairman of the Board of Directors of Winmark Corporation.  Brett D. Heffes stated “Mr. Zola joined Winmark at the early stages of building our leasing business and has made a significant contribution over the past fourteen years.  We wish him well in the future.”

On an interim basis, Brett D. Heffes, Winmark Corporation’s Chief Executive Officer will assume the additional responsibility of President of Winmark Capital.

Winmark Corporation creates, supports and finances business.  At March 30, 2019, there were 1,241 franchises in operation under the brands Plato's Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 46 retail franchises have been awarded but are not open.  In addition, at March 30, 2019, the Company had a lease portfolio of $35.1 million.

Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.